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                                                                      Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference and use of our report dated July 26, 2002, except for Note E, which is as of September 12, 2002 and Note J, which is as of August 19, 2002, on the consolidated financial statements of Perrigo Company and subsidiaries which appears on page 28 of this Form 10-K for the year ended June 29, 2002 in the previously filed registration statements for that company's 1988 Employee Incentive Stock Option Plan as amended (Registration No. 33-46265), 1989 Non-qualified Stock Option Plan for Directors as amended (Registration No. 33-46264) and L. Perrigo Investment Plan and Trust (Registration No. 33-46262).



                                               By:  /s/ BDO Seidman, LLP
                                                  ------------------------------
                                                    BDO Seidman, LLP


Grand Rapids, Michigan
September 18, 2002


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